Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Sets Second Quarter 2015 Earnings Release Date and Webcast

New York, New York, July 23, 2015 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), announced today it will release its financial results for the second quarter 2015 on Monday, August 10, 2015, before the market open. The Company will host an earnings conference call reviewing these results and its operations the same day, beginning at 10:00 a.m. ET. The call will be conducted by Scott Bowman, the Company’s Chief Executive Officer, Patrick Goulding, the Company’s Chief Financial Officer, Andrew Winer, the Company’s President and Chief Investment Officer, and Andrew Backman, Managing Director, Investor Relations and Public Relations for GNL.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section. To listen to the live call, please go to the “Investor Relations” section of the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website.

Conference Call Details

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial-In (Toll Free): 1-412-317-6061
Canada Dial-In (Toll Free): 1-866-284-3684
Participant Elite Entry Number: 5166037

Conference Replay*
Domestic Dial-In (Toll Free): 1-877-344-7529
International Dial-In (Toll Free): 1-412-317-0088
Canada Dial-In (Toll Free): 1-855-669-9658
Conference Number: 10069689

*Available one hour after the end of the conference call through November 9, 2015 at 9:00 a.m. ET.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a NYSE-listed, Maryland real estate investment trust focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice / Forward Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s Annual Report on Form 10-K filed on April 3, 2015. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Media Inquiries:	Investor Inquiries:
Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: 484-342-3600	Andrew G. Backman Managing Director Investor & Public Relations abackman@globalnetlease.com Ph: 212-415-6500	Scott J. Bowman Chief Executive Officer Global Net Lease, Inc. sbowman@globalnetlease.com Ph: 212-415-6500